UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 18, 2017

Differential Brands Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of Principal Executive Offices)	(Zip Code)

(323) 890-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Effective January 18, 2017, Differential Brands Group Inc., a Delaware corporation (the “Company”), and Tengram Capital Partners Fund II, L.P., an affiliate of the Company (“Tengram”), amended the maturity date of the 3.75% convertible promissory note (the “Convertible Note”), principal amount $13.0 million, originally issued on July 18, 2016 to Tengram.  Pursuant to the amendment, the maturity date of the Convertible Note was extended to July 18, 2017.  The Company had issued the Convertible Note to finance the acquisition of SWIMS AS, a Norwegian private limited company (aksjeselskap).  By its original terms, the Convertible Note was scheduled to convert on the maturity date of January 18, 2017 to the extent not repaid in cash on or prior to such date, into up to 4,500,000 newly issued shares of the Company’s Class A-1 Preferred Stock at a conversion price of $3.00 per share.  Following this amendment, all other terms of the Convertible Note remain the same, including the conversion of the Convertible Note upon the extended maturity date.

The description of the Convertible Note set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Note, which was filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 19, 2016, and the full text of the amendment to the Convertible Note, which is filed as Exhibit 4.1 herewith and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

10.1
Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment No.1 to Convertible Promissory Note, dated as of January 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIFFERENTIAL BRANDS GROUP INC.

Date: January 24, 2017	By:	/s/ Hamish Sandhu
Hamish Sandhu
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No.1 to Convertible Promissory Note, dated as of January 18, 2017.